Exhibit 99.1

Digital River Reports Third Quarter 2013 Financial Results

  Third quarter revenue of $90.3 million, including contributions from divested businesses
  Organic payments revenue increased 47 percent year-over-year
  Completed divestitures of two supporting businesses
  Provided updated 2013 revenue growth, excluding divested businesses, of 4 percent to 5 percent and non-GAAP EPS, ranging from $0.56 to $0.61

MINNEAPOLIS--(BUSINESS WIRE)--October 30, 2013--Digital River, Inc. (NASDAQ:DRIV) reported financial results for its third quarter of 2013.

Third Quarter Ended September 30, 2013
GAAP Results
Third quarter revenue totaled $90.3 million, including the contribution from the company’s recently divested businesses. This result was consistent with management’s third quarter revenue guidance of $88 to $92 million. Excluding the contribution from the divested businesses, third quarter revenue was $87.3 million, compared to $87.1 million during the same period last year.

Third quarter GAAP net loss, including the contribution from the company’s divested businesses, was $12.5 million or a net loss of $0.40 per share. Third quarter GAAP net loss, excluding the contribution from the divested businesses, was $7.6 million or a net loss of $0.24 per share. These results compared to a GAAP net loss of $0.7 million or a net loss of $0.02 per share in the third quarter of 2012, both including and excluding the contribution from the divested businesses.

Non-GAAP Results
Third quarter non-GAAP net loss, both including and excluding the contribution from the divested businesses, was $1 million or a loss of $0.03 per share. These results exceeded management’s third quarter non-GAAP guidance, which ranged from a net loss of $0.10 to a net loss of $0.05 per share. This compared to previously reported non-GAAP net income in the third quarter of 2012, including the contribution from the divested businesses, of $6.6 million and $0.20 per diluted share. Excluding the contribution from the divested businesses, non-GAAP net income was $6.1 million or $0.19 per diluted share in the third quarter of 2012.

“We reported solid financial results in the third quarter. We met revenue and exceeded earnings guidance, with payments continuing to be an important driver behind our top line growth,” said David Dobson, Digital River’s CEO. “We continue to take actions to accelerate our strategic transformation and deliver even more competitive products and services to our customers. We recently divested two of our non-core businesses. In addition, we appointed two new senior leaders to help drive our technology evolution and product innovation strategy, grow our core commerce, payments and marketing businesses, and increase our operational efficiency.”

Divestitures
During the third quarter, Digital River divested CustomCD, a provider of on-demand back-up media services, and Digital River Education Services, a reseller of software and hard goods for the U.S. education market. The businesses were previously included in the company’s Supporting Business line. The transactions closed on September 30, 2013, and October 1, 2013, respectively. The terms of the transactions are not material to the company’s financial position.

In accordance with applicable accounting standards, Digital River is presenting the CustomCD and Digital River Education Services businesses within discontinued operations in the consolidated statements of operations for all periods presented. The company’s historical consolidated financial statements and operating results have been updated to reflect this change.

Workforce Reduction
Subsequent to the third quarter, the company reduced global headcount by 7 percent in connection with the strategic transformation and rebalancing of skills and experience.

Share Repurchase
During the third quarter, the company repurchased approximately $12.7 million of common stock. All transactions took place in the open market.

Fourth Quarter and Full Year 2013 Guidance
Management’s forward-looking financial expectations for the fourth quarter of 2013, excluding the contribution of the divested businesses, are as follows:

  Revenue ranging from $96.5 to $100.5 million;
  GAAP EPS ranging from a net loss of $0.10 to a net loss of $0.03 per share; and finally
  Non-GAAP EPS ranging from $0.17 to $0.22 per diluted share, using a 21 percent tax rate.

Management’s forward-looking financial expectations for the full year 2013, excluding the contribution of the divested businesses, are as follows:

  Revenue ranging from $385 to $389 million, representing revenue growth of 4 percent to 5 percent compared to 2012;
  GAAP EPS ranging from a net loss of $0.67 to a net loss of $0.60 per share; and finally
  Non-GAAP EPS ranging from $0.56 to $0.61 per diluted share, using a 21 percent tax rate.

A detailed table providing a reconciliation of the company’s GAAP and non-GAAP earnings guidance estimates can be found accompanying this press release. A historical presentation of the company’s 2012 and 2013 continuing operating results as well as the new financial presentation reflecting the change in revenue categories from enterprise commerce and supporting revenues, to commerce and payments revenues can be accessed on the Investor Relations (www.digitalriver.com/investorrelations) section of its corporate website.

Digital River will host an open-access webcast presentation and conference call today at 4:45 p.m. EDT to discuss third quarter financial results. A live audio webcast can be accessed on the Investor Relations (www.digitalriver.com/investorrelations) section of its corporate website. Alternatively, to listen only to the live broadcast of the call, dial +1 (408) 427-3861 and use conference ID # 84237268. A webcast and audio replay of the presentation will be archived on Digital River’s corporate website.

About Digital River, Inc.
Digital River, Inc. builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running a global commerce operation. The company’s comprehensive platform offers site development and hosting, order management, global payments, cloud-based billing, fraud management, export controls, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, call +1 952-253-1234, or follow the company on Twitter.

Non-GAAP Net Income Calculation
Digital River’s non-GAAP net income (loss) from continuing operations is computed by adjusting GAAP pre-tax income from continuing operations as reported on the company’s statement of operations by adding back, when applicable, amortization of acquisition-related intangibles, stock-based compensation expense, intangible impairments, restructuring related costs, litigation settlement related costs, acquisition and integration costs, realized and unrealized investment gains or losses, and goodwill impairments, net of a 21 percent tax rate. Non-GAAP diluted earnings per share from continuing operations is calculated using the “if-converted” method with respect to the issuance of the company’s 2004 and 2010 convertible notes. In computing non-GAAP diluted earnings per share from continuing operations, if an increase in earnings per share will not result, adjust non-GAAP net income to add back debt interest and issuance cost amortization expenses, net of the tax benefit, and then divide this amount by fully diluted shares outstanding. This amount, representing the fully diluted earnings computation, is selected to represent non-GAAP diluted earnings per share from continuing operations for each period presented. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth and future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” “expects,” or “guidance” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the commerce and payments markets; challenges associated with international expansion; our ability to execute on the 2013 holiday readiness program; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; our ability to successfully manage our business while undertaking significant technical initiatives; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2012. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements for fiscal 2013 reflect management’s expectations as of October 30, 2013. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and online payments, progress with key partners, and other factors. The guidance assumes, among other things, that there are no material changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements or future guidance to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Third Quarter Results
(In thousands, except share data)
Subject to reclassification

Consolidated Balance Sheets	(Unaudited)
	September 30,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$458,062	$542,851
Short-term investments	122,698	162,794
Accounts receivable, net of allowance of $2,853 and $4,834	50,605	55,192
Deferred tax assets	119	457
Prepaid expenses and other	28,807	31,813
Assets of discontinued operations	6,584	9,353
Total current assets	666,875	802,460
Property and equipment, net	52,703	53,098
Goodwill	140,389	108,960
Intangible assets, net of accumulated amortization of $85,655 and $78,757	32,255	11,718
Long-term investments	52,810	71,735
Deferred income taxes	1,390	-
Other assets	2,512	4,313
Total assets	$948,934	$1,052,284
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$135,699	$201,826
Accrued payroll	15,316	11,294
Deferred revenue	10,008	13,119
Other current liabilities	70,994	50,149
Liabilities of discontinued operations	7,291	7,016
Total current liabilities	239,308	283,404
Non-current liabilities
Convertible senior notes	295,750	309,909
Other liabilities	22,217	16,973
Total non-current liabilities	317,967	326,882
Total liabilities	557,275	610,286
Stockholders' equity
Preferred stock, $.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.01 par value; 120,000,000 shares authorized; 49,928,175 and 48,941,402 shares issued	499	489
Treasury stock at cost; 16,495,649 and 13,581,889 shares	(416,999)	(368,721)
Additional paid-in capital	756,239	737,499
Retained earnings	51,177	75,901
Accumulated other comprehensive loss	743	(3,170)
Stockholders' equity	391,659	441,998
Total liabilities and stockholders' equity	$948,934	$1,052,284

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue	$87,260	$87,056	$288,444	$272,377
Costs and expenses (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	16,205	15,476	55,272	47,810
Network and infrastructure	14,648	13,184	44,049	38,322
Sales and marketing	25,013	22,756	80,415	74,593
Product research and development	18,108	15,201	52,967	45,632
General and administrative	12,011	13,726	44,040	37,025
Goodwill impairment	-	-	21,249	-
Depreciation and amortization	5,682	4,940	15,748	15,171
Amortization of acquisition-related intangibles	2,149	1,118	6,360	3,526
Total costs and expenses	93,816	86,401	320,100	262,079
Income (loss) from operations	(6,556)	655	(31,656)	10,298
Interest income	553	773	1,929	2,908
Interest expense	(1,941)	(2,262)	(5,884)	(6,756)
Other income (expense), net	(297)	(601)	16,717	124
Income (loss) from continuing operations before income taxes	(8,241)	(1,435)	(18,894)	6,574
Income tax expense (benefit)	(645)	(700)	(408)	1,444
Income (loss) from continuing operations	(7,596)	(735)	(18,486)	5,130
Income (loss) from discontinued operations, net of tax	(4,891)	1	(6,238)	(927)
Net Income (loss)	$(12,487)	$(734)	$(24,724)	$4,203

Income (loss) per share - basic
Income (loss) from continuing operations	$(0.24)	$(0.02)	$(0.57)	$0.16
Income (loss) from discontinued operations	(0.16)	0.00	(0.19)	(0.03)
Net income (loss) per share - basic	$(0.40)	$(0.02)	$(0.76)	$0.13

Income (loss) per share - diluted
Income (loss) from continuing operations	$(0.24)	$(0.02)	$(0.57)	$0.16
Income (loss) from discontinued operations	(0.16)	0.00	(0.19)	(0.03)
Net income (loss) per share - diluted	$(0.40)	$(0.02)	$(0.76)	$0.13
Shares used in per share calculation - basic	31,487	32,685	32,435	33,347
Shares used in per share calculation - diluted	31,487	32,685	32,435	33,579

Calculation of GAAP Diluted Net Income (Loss) Per Share

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
GAAP net income (loss)	$(12,487)	$(734)	$(24,724)	$4,203
Add back debt interest expense and issuance cost amortization, net of tax benefit	-	-	-	-
Adjusted net income (loss) for GAAP EPS calculation	$(12,487)	$(734)	$(24,724)	$4,203

Net income (loss) per share - diluted	$(0.40)	$(0.02)	$(0.76)	$0.13
Shares used in per share calculation - diluted	31,487	32,685	32,435	33,579

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Statements of Cash Flows
	Nine months ended
	September 30,
	2013	2012
Operating Activities:
Net income (loss)	$(24,724)	$4,203
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on disposal of discontinued operations	2,110	-
Amortization of acquisition-related intangibles	6,360	5,301
Provision for doubtful accounts	1,400	1,349
Depreciation and amortization	15,831	15,258
Impairment of goodwill	21,249	-
Debt issuance cost amortization	1,278	1,481
Amortization of investment premiums	2,246	-
Loss on sale of equipment	121	39
Gain on sale of investment	(17,526)	-
Stock-based compensation expense	16,295	18,255
Excess tax benefits from stock-based compensation	-	(129)
Deferred and other income taxes	1,715	(4,325)
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(2,856)	(11,539)
Prepaid and other assets	5,940	(7,362)
Accounts payable	(65,721)	(62,586)
Deferred revenue	(4,321)	9,094
Income tax payable	(2,151)	5,771
Other accrued liabilities	(2,801)	846
Net cash provided by (used in) operating activities	(45,555)	(24,344)

Investing Activities:
Purchases of investments	(53,243)	(95,776)
Sales of investments	90,891	122,391
Cash received for cost method investments	39,636	-
Cash paid for acquisitions, net of cash received	(55,843)	-
Cash received from divestitures	20	-
Purchases of equipment and capitalized software	(15,662)	(14,394)
Net cash provided by (used in) investing activities	5,799	12,221

Financing Activities:
Repurchase of senior convertible notes	(5,354)	-
Exercise of stock options	1,273	1,522
Sales of common stock under employee stock purchase plan	1,183	1,300
Repurchase of common stock	(43,950)	(20,242)
Repurchase of restricted stock to satisfy tax withholding obligation	(4,328)	(3,657)
Excess tax benefits from stock-based compensation	-	129
Net cash provided by (used in) financing activities	(51,176)	(20,948)
Effect of exchange rate changes on cash	6,143	1,333
Net increase (decrease) in cash and cash equivalents	(84,789)	(31,738)
Cash and cash equivalents, beginning of period	542,851	497,193

Cash and cash equivalents, end of period	$458,062	$465,455

Cash paid for interest on convertible senior notes	$3,123	$3,560
Cash paid for income taxes	$3,373	$2,314

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 21% EFFECTIVE INCOME TAX RATE

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2012	2012	2012	2012	2012
GAAP pre-tax income (loss) from continuing operations	$6,476	$1,533	$(1,435)	$(171,009)	$(164,435)
Add back amortization of acquisition-related intangibles	1,257	1,151	1,118	1,174	4,700
Add back stock-based compensation expense	5,961	6,231	6,063	11,262	29,517
Add back restructuring related costs	331	-	-	1,354	1,685
Add back litigation settlement related costs	-	-	750	-	750
Add back acquisition and integration costs	-	-	622	175	797
Add back unrealized investment loss (gain)	-	-	627	(3,568)	(2,941)
Add back goodwill impairment	-	-	-	175,241	175,241
Subtotal	14,025	8,915	7,745	14,629	45,314
Income tax expense @ 21%	2,945	1,872	1,626	3,072	9,516
Non-GAAP income from continuing operations	11,080	7,043	6,119	11,557	35,798

Add back debt interest expense and issuance cost amortization, net of tax benefit	1,409	1,412	20	1,382	5,618
Adjusted income from continuing operations for non-GAAP EPS calculation	$12,489	$8,455	$6,139	$12,939	$41,416

Non-GAAP income from continuing operations per share - diluted	$0.30	$0.21	$0.19	$0.32	$1.02

Shares used in per share calculation - diluted	41,032	40,783	33,150	40,163	40,719

	Three months ended				Nine months ended
	March 31,	June 30,	September 30,		September 30,
	2013	2013	2013		2013
GAAP pre-tax income (loss) from continuing operations	$(9,766)	$(887)	$(8,241)		$(18,894)
Add back amortization of acquisition-related intangibles	1,928	2,283	2,149		6,360
Add back stock-based compensation expense	5,575	6,379	4,341		16,295
Add back restructuring related costs	2,808	424	395		3,627
Add back litigation settlement related costs	-	312	-		312
Add back acquisition and integration costs	4,532	269	94		4,895
Add back realized investment loss (gain)	(11,067)	(6,459)	-		(17,526)
Add back goodwill impairment	21,249	-	-		21,249
Subtotal	15,259	2,321	(1,262)		16,318
Income tax expense (benefit) @ 21%	3,204	487	(264)		3,427
Non-GAAP income (loss) from continuing operations	12,055	1,834	(998)		12,891

Add back debt interest expense and issuance cost amortization, net of tax benefit	1,233	-	-		59
Adjusted income (loss) from continuing operations for non-GAAP EPS calculation	$13,288	$1,834	$(998)		$12,950

Non-GAAP income (loss) from continuing operations per share - diluted	$0.33	$0.06	$(0.03)		$0.39

Shares used in per share calculation - diluted	39,767	32,739	31,487		32,949

Breakdown of stock-based compensation expense
	Three months ended				Nine months ended
	March 31,	June 30,	September 30,		September 30,
	2013	2013	2013		2013
Direct cost of services	$42	$47	$35		$124
Network and infrastructure	415	327	341		1,083
Sales and marketing	1,832	1,799	1,718		5,349
Product research and development	925	846	782		2,553
General and administrative	2,361	3,360	1,465		7,186
Total	$5,575	$6,379	$4,341		$16,295

Digital River, Inc.
Non-GAAP Guidance
(Unaudited, in millions except per share amounts)

Revenue Guidance Table
	2012 Actual
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2012	2012	2012	2012	2012
Commerce	$92.9	$81.6	$81.0	$90.1	$345.6
Payments	5.3	5.5	6.1	8.0	24.9
Total Revenue	$98.2	$87.1	$87.1	$98.1	$370.5

	2013 Actual
	Three months ended				Nine months ended
	March 31,	June 30,	September 30,		September 30,
	2013	2013	2013		2013
Commerce	$96.7	$74.3	$72.5		$243.5
Payments	14.3	15.8	14.8		44.9
Total Revenue	$111.0	$90.1	$87.3		$288.4

	2013 Guidance
	Q4 2013		FY 2013
	Low Guidance	High Guidance	Low Guidance	High Guidance
Commerce	$80.6	$83.8	$324.0	$327.3
Payments	15.9	16.7	61.0	61.7
Total Expected Revenue	$96.5	$100.5	$385.0	$389.0

Non-GAAP Guidance Reconciliation
	Q4 2013		FY 2013
	Low Guidance	High Guidance	Low Guidance	High Guidance
Expected GAAP net income (loss) per share from continuing operations - diluted	$(0.10)	$(0.03)	$(0.67)	$(0.60)
Add back amortization of acquisition-related intangibles, net of tax	0.06	0.06	0.21	0.21
Add back stock-based compensation expense, net of tax	0.12	0.12	0.52	0.52
Add back restructuring related costs, net of tax	0.05	0.05	0.14	0.14
Add back litigation settlement related costs, net of tax	-	-	0.01	0.01
Add back acquisition and integration costs, net of tax	0.02	0.02	0.14	0.14
Add back realized investment gain, net of tax	-	-	(0.43)	(0.43)
Add back goodwill impairment, net of tax	-	-	0.52	0.52
Add back convertible debt dilution impact, net of tax	-	(0.01)	(0.01)	(0.01)
Tax variability	0.02	0.01	0.13	0.11
Expected non-GAAP diluted net income (loss) per share	$0.17	$0.22	$0.56	$0.61

Projected Shares Used in Per Share Calculation
	Q4 2013		FY 2013
	Low Guidance	High Guidance	Low Guidance	High Guidance

Shares used in per share calculation - GAAP diluted	30,871	30,871	32,083	32,083
Shares used in per share calculation - non-GAAP diluted	31,772	37,792	32,803	32,803

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Melissa Fisher, 952-225-3351
Vice President, Corporate Development, Investor Relations and Treasury
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-225-3719
Group Vice President, Corporate Communications
publicrelations@digitalriver.com